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Exhibit 99.1


NEWS RELEASE
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Contact:  Bob Cardon, Dynatronics Corp.
          800-874-6251, or 801-568-7000


           Dynatronics To Release Fourth Quarter and Year-end Results
                           Friday, September 25, 2009;
                      Conference Call set for 12:30 p.m. ET


         Salt Lake City, Utah (September 23, 2009) - Dynatronics Corporation (NASDAQ: DYNT) plans to release financial results for its quarter and year ended June 30, 2009 during the morning of Friday, September 25, 2009. The Company plans to announce it has generated its third consecutive quarter of profitability.

         Dynatronics has scheduled a conference call for investors later that day at 12:30 p.m. ET to discuss its results for the quarter and year periods. Those interested in participating should call 800-839-9416 and use passcode:
9321818.

         Dynatronics manufactures, markets and distributes advanced-technology medical devices, orthopedic soft goods and supplies, treatment tables and rehabilitation equipment for the physical therapy, sports medicine, chiropractic, podiatry, plastic surgery, dermatology and other related medical, cosmetic and aesthetic markets.

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